Exhibit 4.5

EXHIBIT 4.5

BioCryst Pharmaceuticals, Inc.

COMMON STOCK
PAR VALUE $.01

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 09058V 10 3
SEE REVERSE FOR CERTAIN DEFINITIONS

THIS IS TO CERTIFY THAT

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE EACH OF

BioCryst Pharmaceuticals, Inc. (hereinafter called the "Corporation"), transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued, and shall be held, subject to all of the provisions of the Certificate of Incorporation of the Corporation, as amended and restated, and the By-Laws of the Corporation, as amended, to all of which the holder of this certificate by acceptance hereof assents.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Executive Vice President and Secretary

BIOCRYST PHARMACEUTICALS, INC.
CORPORATE SEAL
1991
DELAWARE

Chairman and Chief Executive Officer

Countersigned and Registered:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(New York, New York)
Transfer Agent and Registrar

By

Authorized Signature

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER THE ACT UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT AND IS IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THESE SECURITIES MAY REQUEST A WRITTEN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OTHER TRANSFER.

BIOCRYST PHARMACEUTICALS, INC.

This Corporation will furnish without charge to each stockholder who so requests, a copy of the designations, powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Any such requests may be addressed to the Corporation or its Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — ....Custodian............................
(Cust) (Minor)
Under Uniform Gifts to Minors
Act ....
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________________________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[illegible]

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

____

____

____ *Shares*

of the Capital Stock represented by the within Certificate and do hereby irrevocably constitute and

appoint ____

____ *Attorney*

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ____________________

____
Signature

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

The signature(s) of the assignor(s) must be guaranteed hereon by a participant in either the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchanges Medallion Program ("SEMP") or the New York Stock Exchange Medallion Signature Program ("MSP").

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between BioCryst Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, dated as of June 14, 2002 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of BioCryst Pharmaceuticals, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. BioCryst Pharmaceuticals, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement (including, without limitation, Section 7(e) thereof),